Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
SEA CONTAINERS LTD., et at., (1))		Case No. 06-11156 (KJC)
	)	(Jointly Administered)
)
Debtors.	)	Ref. Docket No. 1458
)

NOTICE OF FILING OF EXHIBIT TO DEBTORS’ MOTION FOR ORDER
APPROVING SETTLEMENT REGARDING PENSION CLAIMS

PLEASE TAKE NOTICE that on February 18, 2008, the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) filed and served their Motion For Order Approving Settlement Regarding Pension Claims [Docket No. 1458] (the “Motion”).(2)

PLEASE TAKE FURTHER NOTICE that, in the Motion, the Debtors indicated that the Debtors, the SCSL Committee, and Trustees would file the Settlement with the Court in advance of the hearing on the Motion.

PLEASE TAKE FURTHER NOTICE that attached hereto as Exhibit A is a substantially final version of the Settlement.

Dated: Wilmington, Delaware

May 23, 2008

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ [Illegible]
Robert S. Brady (No. 2847)
Edmon L. Morton (No. 3856)
Sean T. Greecher (No. 4484)
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

(1)                     The Debtors in these chapter 11 cases are Sea Containers Caribbean Inc., Sea Containers Ltd. and Sea Containers Services Ltd.

(2)                     Capitalized terms not defined herein shall have the meanings provided to them in the Motion.

-and-

KIRKLAND & ELLIS LLP
David L. Eaton
David A. Agay
200 East Randolph Drive
Chicago, IL 60601
Telephone: (312) 861-2000
Facsimile: (312) 861-2200

COUNSEL TO THE DEBTORS AND
DEBTORS-IN-POSSESSION

Exhibit A

AGREED FORM

SETTLEMENT AGREEMENT RESOLVING CLAIMS OF THE PENSION SCHEMES

dated as of ☐

among

SEA CONTAINERS LTD., SEA CONTAINERS SERVICES LIMITED, AND SEA

CONTAINERS CARIBBEAN, INC.,

THE TRUSTEES OF THE SEA CONTAINERS 1983 PENSION SCHEME AND THE

TRUSTEES OF THE SEA CONTAINERS 1990 PENSION SCHEME,

and

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF SEA CONTAINERS

SERVICES LIMITED

SETTLEMENT AGREEMENT RESOLVING CLAIMS OF THE PENSION SCHEMES

This Settlement Agreement Resolving Claims of the Pension Schemes (the “Settlement Agreement”) is made as of ☐, by and among (a) Sea Containers Ltd. (“SCL”, and collectively with its direct and indirect Affiliates, the “SCL Group”), Sea Containers Services Limited (“SCSL”), and Sea Containers Caribbean, Inc. (“SCC”, and collectively with SCL and SCSL, the “Debtors”); (b) Capita ATL Pension Trustees Limited, Robert George Finch, Ian Frank Whiteman, David John Mellis and Brian Earnest Bennett as trustees of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”); (c) Capita ATL Pension Trustees Limited and David Stocks as trustees of the Sea Containers 1990 Pension Scheme (the “1990 Scheme”, and together with the 1983 Scheme, the “Pension Schemes”); and (d) the Official Committee of Unsecured Creditors of Sea Containers Services Limited (the “SCSL Committee”) (each of the Debtors, the Pension Schemes, and the SCSL Committee are referred to herein as a “Party” and collectively as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Pension Schemes are defined benefit pension schemes organized and regulated under the laws of England and Wales to provide pension and other benefits to and in respect of current and former employees of SCL and other companies which are or have been its Affiliates;

WHEREAS, on October 15, 2006 (the “Petition Date”), each of the Debtors filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on October 17, 2006, the Bankruptcy Court entered an Order directing joint administration and procedural consolidation of the Debtors’ chapter 11 cases under Case No. 06-11156 (such cases, and any superseding case in which any of these chapter 11 cases shall be converted, the “Bankruptcy Cases”)(1). The Debtors are operating their businesses and managing their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these cases;

WHEREAS, on October 27, 2006, the United States Trustee (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors for Sea Containers Ltd. (the “Original SCL Committee’”) consisting of, among others, certain SCL bondholders (the “Bondholders”‘) and the Pension Schemes;

WHEREAS, on January 23, 2007, the U.S. Trustee: (a) modified the membership of the Original SCL Committee to include only the Bondholders (as subsequently modified, the “SCL Committee”)(2); and (b) appointed the SCSL Committee, which is comprised of, inter alia, the Pension Schemes(3) (the SCL Committee and SCSL Committee together, the “Official Committees”);

WHEREAS, because SCSL (among others) was (and remains) unable to fully fund its pension obligations as required (without limitation) by each Pension Scheme’s

(1)	After the Petition Date, the Supreme Court of Bermuda appointed joint provisional liquidators to monitor the general progress of the Bankruptcy Cases.

(2)	The U.S. Trustee subsequently modified the membership of the SCL Committee such that the SCL Committee is currently comprised of only one member, an indenture trustee.

(3)	The membership of the SCSL Committee was modified on January 25, 2007. The membership also includes Robert George Finch, a member-nominated trustee of the 1983 Scheme.

governing rules, the Pensions Act 1995, and the Pensions Act 2004, prepetition the Trustees contacted TPR (as defined in Section 1.1 herein) with their concerns;

WHEREAS, subsequent to the Petition Date, TPR issued a warning notice that TPR was considering exercising its power to issue an FSD (as defined in Section 1.1 herein) under which SCL, as the ultimate corporate parent of SCSL, could be obligated to provide financial support for the portion of the Pension Schemes’ deficits attributable to SCSL, and, on April 26, 2007, TPR issued an amended warning notice in respect of an FSD against SCL;

WHEREAS, on June 15, 2007, upon review of the representations and other evidence submitted by SCL, TPR and the Trustees, the Determinations Panel of TPR, a committee established by TPR consisting of persons with legal, business and/or pension knowledge who cannot include (among others) any member or member of staff of TPR, concluded that it would be reasonable to issue an FSD against SCL in respect of the SCSL portion of the Pension Schemes’ deficits and so determined to issue such an FSD, and, on July 23, 2007, SCL referred the Determinations Panel’s determination to the Pensions Regulator Tribunal, TPR’s appellate review body, thereby preventing the FSD from being issued;

WHEREAS, on July 9 and July 12, 2007, respectively, the Trustees of the 1983 Scheme and the 1990 Scheme filed proofs of claims against each of the Debtors in the Bankruptcy Cases (collectively, the “Pension Schemes’ Claims”), asserting claims in excess of $240 million for the 1983 Scheme and in excess of $55 million for the 1990 Scheme;

WHEREAS, on September 17, 2007, the SCL Committee filed an objection to the Trustees’ proofs of claims, contesting the amount and validity of the Pension Schemes’ Claims and asserting that certain postpetition actions taken by TPR (as defined in Section 1.1 herein), including the issuance of an FSD (as defined in Section 1.1 herein) against SCL, violate the automatic stay pursuant to section 362 of the Bankruptcy Code;

WHEREAS, beginning in March 2007, the Debtors facilitated a process of information exchanges and settlement negotiations among the SCSL Committee, the Trustees, and the SCL Committee with respect to the Pension Schemes’ Claims;

WHEREAS, in December 2007, after the SCL Committee disengaged from the Debtor-facilitated settlement negotiations, the Debtors commenced direct settlement negotiations with the Trustees and the SCSL Committee with respect to, among other issues, the amount and allowance of the Pension Schemes’ Claims;

WHEREAS, on January 31, 2008, SCL voluntarily withdrew the reference of the FSD to the Pensions Regulator Tribunal, and, on February 5, 2008, the Determinations Panel of TPR issued the FSD, thereby requiring SCL to put in place within 30 days financial support for any debt which may become due to the Trustees from SCSL by virtue of section 75 of the Pensions 1995 Act, or otherwise;

WHEREAS, on February 6, 2008, the Debtors, the Trustees, and the SCSL Committee agreed to a term sheet, subject to definitive documentation, allowing and settling the amount of the Pension Schemes’ Claims, among other issues(4);

WHEREAS, on February 18, 2008, the Debtors filed the Debtors’ Motion For Order Approving Settlement Regarding Pension Claims requesting the Bankruptcy Court enter

(4)                     Under the term sheet, the Pensions Schemes’ Claims are to be allowed and settled for an aggregate amount of $194 million ($153.8 million for the 1983 Scheme and $40.2 million for the 1990 Scheme), in addition to the establishment of the Equalization Claim Reserve. The agreed US dollar amounts of the Pension Schemes’ Claims were arrived at using an exchange rate of $2.05:1, discounted by 8.6%.

an order approving the terms of the settlement of the Pension Schemes’ Claims and authorizing the Debtors to enter into such a settlement; and

WHEREAS, each Party has determined that it is in their best interest to reach a settlement with respect to the Pension Schemes’ Claims and any related matters pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, and in order to settle the Pension Schemes’ Claims, and to facilitate the Debtors’ expeditious and effective reorganization, and subject to the terms and conditions hereof, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Defined Terms. The following terms (which appear in this Settlement Agreement as capitalized terms) have the following meanings as used in this Settlement Agreement:

“1983 Newco” shall have the meaning set forth in Section 5.3 herein.

“1983 Scheme” shall have the meaning set forth in the introductory paragraph.

“1990 Newco” shall have the meaning set forth in Section 5.4 herein.

“1990 Scheme” shall have the meaning set forth in the introductory paragraph.

“Administrative Expense Claim” means a Claim for costs and expenses of administration that is entitled to administrative expense priority under sections 503(b) and 507(a)(2) of the Bankruptcy Code.

“Affiliate” means any entity as to which more than fifty percent (50%) of its outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by a Debtor. The defined term “Affiliate” also includes all successors and assigns of any such entity.

“Allowed Bondholder Claims” means the Bondholder Claims that are allowed in the Bankruptcy Cases.

“Allowed Equalization Claim” shall have the meaning ascribed to such term in Section 4.2 herein.

“Allowed Pension Scheme General Unsecured Claims” means Claims Nos. 55, 84, 74, and 136 which are allowed pursuant to Section 2.1 hereof for all purposes in the Bankruptcy Cases, together with any Allowed Equalization Claim.

“Applicable Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, Order, principle of common law, or judgment enacted, promulgated, issued, enforced or entered by any governmental Entity, or any other requirement or rule of law.

“Article 141 Amendments” shall have the meaning set forth in the definition of Equalization Claim herein.

“Bankruptcy Cases” shall have the meaning set forth in the recitals.

“Bankruptcy Code” shall have the meaning set forth in the recitals.

“Bankruptcy Court” shall have the meaning set forth in the recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)).

“Bondholder Claims” means the claims for payment of principal and prepetition interest in respect of the bonds issued under the outstanding SCL indenture agreements (including any supplements or amendments thereto) dated February 1, 1998, October 1, 1999, July 1, 2003, and May 1, 2004.

“Bondholders” shall have the meaning set forth in the recitals.

“Claim” means a claim as such term is defined in section 101(5) of the Bankruptcy Code.

“Consideration” shall have the meaning ascribed to such term in Section 2.2(a) herein.

“Contribution Notice” means notice to a person stating that the person is under an obligation to pay the sum specified in the notice pursuant to sections 38 or 47 of the U.K. Pensions Act 2004.

“Covered Matters” shall have the meaning ascribed to such term in Section 5.1 herein.

“Covered Parties” shall have the meaning ascribed to such term in Section 5.1 herein.

“Creditor Chapter 11 Advisory Fees” shall have the meaning ascribed to such term in Section 3.2 herein.

“Debtors” shall have the meaning set forth in the introductory paragraph.

“Effective Date” means, with respect to the Bankruptcy Cases, (a) the first Business Day that a Plan confirmed pursuant to section 1129 of the Bankruptcy Code becomes effective in accordance with its terms; or (b) the first Business Day that a trustee appointed pursuant to chapter 7 of the Bankruptcy Code makes distributions of property to prepetition unsecured creditors pursuant to section 726 of the Bankruptcy Code and other applicable sections of the Bankruptcy Code.

“Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code (including defined terms used in such section of the Bankruptcy Code).

“Equalization Claim” means the additional cost calculated by the Pension Schemes’ Actuary (Mercer) as of November 30, 2007 of providing any benefits to any member of a Pension Scheme as a result of the operation of Article 141 of the Treaty of Rome (including costs resulting from the effect of amendments to the Pension Schemes’ benefit structure as determined by the English Court or by agreement of the Pension Schemes, purportedly introduced on or after May 17, 1990 in order to ensure compliance with that Article (the “Article

141 Amendments”) and also including any further amendments made or purportedly made in reliance on the purported effectiveness of or in connection with the Article 141 Amendments) that have not otherwise been taken into account by the Pension Schemes’ Actuary (Mercer) in calculating the Pension Schemes’ total shortfall claims under section 75 of the U.K. Pensions Act 1995.

“Equalization Determination Costs” shall have the meaning ascribed to such term in Section 4.5 herein.

“Equalization Claim Reserve” shall have the meaning ascribed to such term in Section 4.3 herein.

“Financial Support Direction” or “FSD” means a direction issued by the Determinations Panel of TPR pursuant to section 43 of the Pensions Act 2004, which requires the person or persons to whom it is issued to secure that: (a) financial support (within the meaning of Section 45 of the said Act) for a pension scheme is put in place within the period specified in the direction; (b) thereafter that financial support or other financial support remains in place while the scheme is in existence; and (c) TPR is notified in writing of prescribed events in respect of the financial support as soon as reasonably practicable after the event occurs.

“General Unsecured Claim” means, with respect to a Debtor, any prepetition claim against such Debtor other than priority, convenience and intercompany claims. A General Unsecured Claim does not include secured claims pursuant to section 506 or 553 of the Bankruptcy Code or claims subordinated pursuant to section 510 of the Bankruptcy Code. For avoidance of doubt, the Pension Schemes’ Claims and the Bondholder Claims are General Unsecured Claims.

“Official Committees” shall have the meaning set forth in the recitals.

“Order” means any judgment, order, injunction, writ, ruling, decree, stipulation or award of any court of competent jurisdiction, governmental Entity or private arbitration tribunal.

“Ordinary Course Expenses” means the non-chapter 11 related ordinary course expenses of a Pension Scheme including, but not limited to, PPF levies, insurance expenses, and audit, actuarial, Trustee and investment management fees.

“Original SCL Committee” shall have the meaning set forth in the recitals.

“Party” shall have the meaning set forth in the introductory paragraph.

“Pension Protection Fund” or “PPF” means the U.K. statutory body corporate established under section 107 of the U.K. Pensions Act 2004 and called the Board of the Pension Protection Fund.

“Pension Schemes” shall have the meaning set forth in the introductory paragraph.

“Pension Schemes’ Allowed Administrative Expense Claims” means the Pension Schemes’ Administrative Expense Claims in respect of, inter alia, the Pension Schemes’ Ordinary Course Expenses which are allowed for all purposes in the Bankruptcy Cases pursuant to Section 3.1 of the Settlement Agreement in the amount of $5.0 million.

“Pension Schemes’ Claims” shall have the meaning set forth in the recitals.

“Petition Date” shall have the meaning set forth in the recitals.

“Plan” shall have the meaning set forth in Section 2.2 herein.

“SCC” shall have the meaning set forth in the introductory paragraph.

“SCL” shall have the meaning set forth in the introductory paragraph.

“SCL Committee” shall have the meaning set forth in the recitals.

“SCL Group” shall have the meaning set forth in the introductory paragraph.

“SCSL” shall have the meaning set forth in the introductory paragraph.

“SCSL Committee” shall have the meaning set forth in the introductory paragraph.

“Settlement Agreement” shall have the meaning set forth in the introductory paragraph.

“Settlement Approval Order” means an Order of the Bankruptcy Court approving this Settlement Agreement pursuant to, inter alia, Bankruptcy Rule 9019 and section 105 of the Bankruptcy Code.

“Settlement Motion” means the motion seeking approval and entry of the Settlement Approval Order.

“The United Kingdom Pensions Regulator” or “TPR” means the U.K. statutory body corporate established by section 1 of the U.K. Pensions Act 2004 and whose main objectives, as set out in section 5 of the U.K. Pensions Act 2004, include to protect the benefits of or in respect of members of work-based pension schemes, to promote, and to improve understanding of, the good administration of work-based pension schemes, and to reduce the risk of situations arising which may lead to compensation being payable from the PPF.

“Trustees” means the trustees of the 1983 Scheme and/or the 1990 Scheme as the context requires.

“U.K.” means the United Kingdom.

“U.S. Trustee” shall have the meaning set forth in the recitals.

“VAT” means the value added tax charged on the value of certain goods and services supplied under U.K. law principally pursuant to the U.K. Value Added Tax Act 1994.

SECTION 1.2. Other Definitional Provisions.

(a) The words “herein”, “hereof, “hereto”, “hereunder” and others of similar import refer to the Settlement Agreement as a whole and not to any particular section, subsection or clause contained in the Settlement Agreement, unless the context requires otherwise.

(b) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms. Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(c) Whenever the words “include”, “includes”, or “including” are used in this Settlement Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) Any term used in this Settlement Agreement that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Settlement Agreement, unless superseded herein; provided, however, the rule of construction set forth in section 102(5) of the Bankruptcy Code shall not apply to the Settlement Agreement.

(e) In computing any period of time prescribed or allowed by this Settlement Agreement the provisions of Bankruptcy Rule 9006(a) shall apply, unless superseded herein.

ARTICLE II.

PENSION SCHEMES’ GENERAL UNSECURED CLAIMS

SECTION 2.1. Pension Schemes’ Allowed General Unsecured Claims. Subject to the satisfaction of the conditions set forth in Section 7.1 hereof: a) Claims Nos. 55 and 84 filed by the 1983 Scheme shall be allowed against SCL in the aggregate amount of $153.8 million for all purposes in the Bankruptcy Cases, and shall be treated as a prepetition General Unsecured Claim pari passu with all other General Unsecured Claims (including, for avoidance of doubt, the Bondholder Claims); b) Claims Nos. 74 and 136 filed by the 1990 Scheme shall be allowed against SCL in the aggregate amount of $40.2 million for all purposes in the Bankruptcy Cases, and shall be treated as a prepetition General Unsecured Claim pari passu with all other General Unsecured Claims (including, for avoidance of doubt, the Bondholder Claims); c) the 1983 Scheme’s Claims against SCSL and SCC (Claims Nos. 56, 57, 83, and 85) shall be extinguished and discharged; and d) the 1990 Scheme’s Claims against SCSL and SCC (ClaimsNos. 73, 75, 137, and 138) shall be extinguished and discharged.

SECTION 2.2. Plan Terms.

(a) Any plan proposed and confirmed pursuant to section 1129 of the Bankruptcy Code with respect to the Debtors (a “Plan”), and any distributions of property of the Debtors’ estates to prepetition unsecured creditors made pursuant to section 726 of the Bankruptcy Code by a trustee appointed under chapter 7 of the Bankruptcy Code shall be subject to the condition that the Pension Schemes shall receive on account of the Allowed Pension Scheme General Unsecured Claims the same consideration per dollar of Allowed Claim as the Bondholders receive per dollar of Allowed Bondholder Claims (“Consideration”); provided, however, that if the Bondholder Claims are divided into different classes, then the Pension Schemes shall receive the highest amount of consideration per dollar of Allowed Claim paid to any class of Bondholder Claims.

(b) The Debtors understand that the Pension Schemes intend to seek certain proportional governance rights and a shareholders agreement in connection with the Debtors’ emergence from bankruptcy. Accordingly, the parties will negotiate in good faith with respect to shareholder protections and corporate governance. For the avoidance of doubt, the support of the Pension Schemes for any Plan is subject to satisfactory resolution of such matters, and nothing contained in this Agreement obligates the Pension Schemes to vote in favor of, consent to, or not object to, any Plan.

SECTION 2.3. Other Creditors of SCSL; Subrogation. The Parties recognize and acknowledge that a part of the Allowed Pension Scheme General Unsecured Claims include recoveries on amounts for which SCSL and the Pension Schemes’ participating employers are, could be or could have been liable. As such, the Parties shall negotiate in good-faith an arrangement which ensures that the creditors of SCSL and SCL’s other subsidiaries do not receive disproportionate recoveries as a result of the Allowed Pension Scheme General Unsecured Claims. Such arrangement shall include granting to SCL upon the consummation of this Settlement Agreement (including distribution to the Pension Schemes on account of the Allowed Pension Schemes General Unsecured Claims) rights of subrogation with respect to all rights and claims of the Pension Schemes against all Affiliates not inconsistent with the terms of this Agreement.

ARTICLE III.

PENSION SCHEMES’ ADMINISTRATIVE EXPENSE CLAIMS

SECTION 3.1. Amount of Pension Schemes’ Allowed Administrative Expense Claims. The 1983 Scheme shall have an allowed Administrative Expense Claim in the amount of $[4 million / 3.7 million]. The 1990 Scheme shall have an allowed Administrative Expense Claim in the amount of $[1 million /1.3 million]. Upon entry of the Settlement Approval Order, the Pension Schemes’ Allowed Administrative Expense Claims shall be paid in cash, in full, in dollars, within three (3) Business Days, by wire transfer to the accounts set forth on Schedule 3.1. The Pension Schemes’ Allowed Administrative Expense Claims shall not be reduced for any VAT reimbursed by the Debtors to the Pension Schemes with respect to such Administrative Expense Claim.

SECTION 3.2. Creditor Chapter 11 Advisory Fees. The Pension Schemes acknowledge that the Debtors currently do not intend to support the payment as an Administrative Expense Claim of any chapter 11 related professional advisory fees incurred by any pre-petition creditors (the “Creditor Chapter 11 Advisory Fees”). If (a) any Debtor agrees to pay, or support payment of, any such Creditor Chapter 11 Advisory Fees, or if any Debtor fails to object to the payment of any such Creditor Chapter 11 Advisory Fees, the Pension Schemes shall be reimbursed on a comparable basis (including comparable court or other approval procedures) for their Creditor Chapter 11 Advisory Fees; provided, however, that any such additional reimbursement to the Pension Schemes shall (i) not exceed the amount of any other Creditor Chapter 11 Advisory Fees on a percentage basis (i.e., fees awarded over fees requested); and (ii) reduce the Allowed Pension Scheme General Unsecured Claims to the extent such additional reimbursement exceeds the sum of the expenses incurred by the Pension Schemes after November 1, 2007 plus any other expenses incurred by a Pension Scheme, including Ordinary Course Expenses, that are not part of the Allowed Pension Scheme General Unsecured Claims; or (b) in the absence of a Debtor agreeing to pay or supporting payment of such reimbursement or notwithstanding the Debtor’s objection any such Creditor Chapter 11 Advisory Fees are allowed by the Bankruptcy Court, the Pension Schemes may seek reimbursement on a comparable basis (including comparable court or other approval procedures) for their Creditor Chapter 11 Advisory Fees; provided, however, that in the case of clause (b) hereof: (i) the Debtors reserve all rights to object to such additional reimbursement; (ii) any such additional reimbursement to the Pension Schemes shall not exceed the amount of any other Creditor Chapter 11 Advisory Fees on a percentage basis (i.e., fees awarded over fees requested); and (iii) any such additional reimbursement to the Pension Schemes shall reduce the Allowed Pension Scheme General Unsecured Claims to the extent such additional reimbursement exceeds the sum of the expenses incurred by the Pension Schemes after November 1, 2007 plus any other expenses incurred by a Pension Scheme, including Ordinary Course Expenses, that are not part of the Allowed Pension Scheme General Unsecured Claims. For the avoidance of doubt, professional fees incurred by the Official Committees, any of the Debtors’ debtor-in-possession financing lenders, or any exit facility financing lender, in such party’s capacity as such, shall not be considered Creditor Chapter 11 Advisory Fees.

ARTICLE IV.

PENSION SCHEMES’ EQUALIZATION CLAIM AND RESERVE

SECTION 4.1. Determination of the Equalization Claim. The liability of each Pension Scheme, if any, for the Equalization Claim shall be determined by an English court of competent jurisdiction unless (a) such liability is agreed to by SCL and the Pension Scheme in question, and (b) to the extent such liability is agreed to prior to the Effective Date, SCL obtains Bankruptcy Court approval for its consent. If such liability is established or agreed, the amount of the Equalization Claim shall be determined by the Pension Schemes’ actuary using a method and assumptions consistent with section 75 of the U.K. Pensions Act 1995 as of, and at the exchange rate applicable on, November 30, 2007 of $2.05 per pound, discounted by 8.6%. The bases, methods and assumptions of the calculation shall be provided to SCL.

SECTION 4.2. Allowance of Equalization Claim. Upon determination of the amount of any Equalization Claim by the Pension Schemes’ actuary pursuant to Section 4.1 hereof, such amount, if any, shall be allowed (the “Allowed Equalization Claim”), and such allowed amount shall be added to and become part of the Allowed Pension Scheme General Unsecured Claims, as applicable.

SECTION 4.3. Equalization Claim Reserve. Prior to making any distributions in these Bankruptcy Cases, a reserve of Consideration on account of an Equalization Claim in the amount of $69 million (the “Equalization Claim Reserve”) shall be established on the Effective Date. The Allowed Equalization Claim shall be added to and treated as if it were part of the Allowed

Pension Scheme General Unsecured Claims (i.e., subject to the provisions of Sections 2.2 and 2.3). The Equalization Claim Reserve shall be allocated between the Pension Schemes pursuant to the instructions of the Trustees. The Allowed Equalization Claim, once established pursuant to a final determination or upon dismissal of any appeal, shall be paid out of the Equalization Claim Reserve. Any amount remaining upon the final pay out from the Equalization Claim Reserve shall be released from the Equalization Claim Reserve and treated in accordance with the Plan or further Bankruptcy Court order.

SECTION 4.4. Structure of Equalization Claim and Reserve. The Pension Schemes and Debtors will in good-faith work to determine the most efficient way to achieve an expeditious determination by an English court with respect to the Equalization Claim and to structure the Equalization Claim Reserve pending such determination.

SECTION 4.5. Equalization Determination Costs. The Debtors will pay the reasonable costs of each Pension Scheme in determining the liability of each Pension Scheme, if any, for the Equalization Claim (the “Equalization Determination Costs”). whether by resolution of an English court of competent jurisdiction, or by agreement between the Pension Schemes and the Debtors, together with the reasonable costs of each representative beneficiary involved in such process, such costs to be assessed, if not agreed, by an English court of competent jurisdiction on the solicitor and client basis set out in Rule 48.8 of the Civil Procedure Rules of the English Court. The Equalization Determination Costs will be paid in cash as an Administrative Expense Claim and/or a post-emergence expense, as the case may be, and in each case shall be promptly paid in U.K. pounds within thirty (30) days of invoice.

SECTION 4.6. Enforcement. The Debtors’agreement to the payment of the Equalization Determination Costs is also given for the benefit of the prospective representative beneficiaries, and may be enforced by them against the Debtors.

ARTICLE V.

MUTUAL WAIVER AND RELEASE; UK IMPLEMENTATION

SECTION 5.1. Mutual Release. Subject to the satisfaction of the conditions set forth in Section 5.5 hereof:

(a) each Debtor, for itself and its estate, subsidiaries, Affiliates, successors and assigns (and including any trustee appointed under the Bankruptcy Code), waives, releases and forever discharges the Pension Schemes, the Trustees, and the SCSL Committee, as the case may be, and, solely in their capacity as such, each current or former officer, director, partner, member, employee, agent, or counsel of the foregoing (the “Covered Parties”) from any and all claims, obligations, demands, actions, causes of action and liabilities, related to or involving section 362 of the Bankruptcy Code, the FSD proceedings, the TPR’s issuance of a warning notice or FSD (collectively, the “Covered Matters”) which any such Debtor, subsidiary, Affiliate, successor or assign had, now has, or may ever have (the “Releases”). For the avoidance of doubt, the Covered Matters do not include any obligations of the Covered Parties under this Agreement or any rights, defences or claims of any parties arising out of or in connection with the Equalization Claim. Each Debtor agrees to use commercially reasonable efforts to support the Covered Parties with respect to the Covered Parties’ positions on Covered Matters. Each Debtor, for itself and its estate, subsidiaries, Affiliates, successors and assigns (and including any trustee appointed under the Bankruptcy Code), waives the applicability, if any, of section 362(a) of the Bankruptcy Code with respect to the FSD proceedings nunc pro tunc to the Petition Date.

(b) each Pension Scheme, for itself and its successors and assigns, hereby waives, releases and forever discharges the Debtors and each of their Affiliates, as the case may be, and, solely in their capacity as such, each current or former officer, director, partner, member, employee, agent, or counsel of the foregoing from any and all claims, obligations, demands, actions, causes of action and liabilities, related to or involving the Covered Matters which such Pension Scheme ever had, now has, or may ever have; provided, however, that each Pension Scheme does not waive, release or discharge any Debtor from any of its obligations under this Settlement Agreement.

(c) The consequences of the foregoing waiver provisions have been explained to each of the Parties by their respective counsel. Each Party acknowledges that it may hereafter discover facts different from, or in addition to, those which it now knows or believes to be true with respect to the subject matter of the Settlement Agreement, and agrees that this Settlement Agreement and the releases contained herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

SECTION 5.2. PPF entry. Each of the Debtors shall use commercially reasonable efforts not inconsistent with the terms of this Agreement to ensure to the reasonable satisfaction of the Trustees of each of the Pension Schemes that each of the Pension Schemes:

(a) is eligible to enter the PPF notwithstanding the foregoing waiver provisions; and

(b) is able to trigger a PPF assessment period.

SECTION 5.3. 1983 Scheme. Without limiting or being limited by Section 5.2:

(a) the Debtors shall take all action reasonably requested by the Trustees not inconsistent with the terms of this Agreement to cause:

(i)        a new company nominated by the Trustees (“1983 Newco”) to be substituted as Principal Employer of the 1983 Scheme; and

(ii)       employees of 1983 Newco to become active members of the 1983 Scheme accruing defined benefits on terms specified by the Trustees;

(b) thereafter the Debtors shall cause all of their Affiliates continuing to participate in the 1983 Scheme to cease to participate;

(c) unless waived by the Trustees, in writing, in respect of any Debtor or Affiliate which is or was a participating employer in relation to the 1983 Scheme and in respect of which a debt is outstanding pursuant to section 75 of the U.K. Pensions Act 1995 (a “section 75 debt”), SCL shall, and shall cause its Affiliates, as the case may be, to enter into a legally enforceable agreement with the Trustees, as part of an arrangement under section 899 of the U.K. Companies Act 2006 (as successor to section 425 of the U.K. Companies Act 1985 by operation of section 1297 of the U.K. Companies Act 2006), the effect of which is to reduce the amount of any section 75 debt due to the 1983 Scheme from such Debtor or Affiliate which may be recovered by, or on behalf of, the Trustees.

SECTION 5.4. 1990 Scheme. Without limiting or being limited by Section 5.2:

(a) the Debtors shall take all action reasonably requested by the Trustees not inconsistent with the terms of this Agreement to cause:

(i)        a new company nominated by the Trustees (“1990 Newco”) to be substituted as Principal Employer of the 1990 Scheme; and

(ii)       employees of 1990 Newco to become active members of the 1990 Scheme accruing defined benefits on terms specified by the Trustees.

(b) thereafter the Debtors shall cause all of their Affiliates continuing to participate in the 1990 Scheme to cease to participate;

(c) the Debtors agree that any distributions made to the Trustees pursuant to this Settlement Agreement and any Plan or chapter 7 liquidation or foreign proceeding or liquidation may be applied to satisfy the outstanding section 75 debts of current or former participants in the 1990 Scheme in such order as the Trustees may reasonably determine.

(d) to the extent that the distribution applied to any Affiliate pursuant to Section 5.4(c) above, does not constitute payment of the full amount of its section 75 debt for the purposes of Condition A of regulation l(3)(b) of the Pension Protection Fund (Multi - Employer)(Modification) Regulations 2005, the Debtors shall cause each such Affiliate to enter into a legally enforceable agreement with the Trustees, as part of an arrangement under section 899 of the U.K. Companies Act 2006 (as successor to section 425 of the U.K. Companies Act 1985 by operation of section 1297 of the U.K. Companies Act 2006), the effect of which is to reduce the amount of any section 75 debt due to the 1990 Scheme from such Affiliate which may be recovered by, or on behalf of, the Trustees or in the case of SeaCat Scotland Guernsey Limited that the High Court of Justice in England makes an order for its winding up, in which winding up event, there shall be no release of any section 75 debt that is or may become due from SeaCat Scotland Guernsey Limited to the 1990 Scheme and accordingly the subrogation provision at Section 2.3 above shall not apply to the same.(5)

(5)       SeaCat Scotland Guernsey Limited is a non-trading company with no assets other than an immaterial intercompany receivable. Its only liabilities are to pension schemes.

SECTION 5.5. Conditions. The releases in Section 5.1 are conditional upon:

(a) the steps set forth in Section 5.3 being completed to the reasonable satisfaction of the Trustees (including, in respect of each relevant Debtor or Affiliate, the entry into a legally enforceable agreement with the Trustees not inconsistent with the terms of this Agreement, as part of an arrangement under section 899 of the U.K. Companies Act 2006 (as successor to section 425 of the U.K. Companies Act 1985 by operation of section 1297 of the U.K. Companies Act 2006));

(b) alternatively to (a), that such other steps not inconsistent with the terms of this Agreement as may be agreed between the Debtors and the Trustees are completed to the reasonable satisfaction of the Trustees;

(c) the steps referred to in Section 5.4 (that is (i) the steps relating to 1990 Newco, (ii) the distributions pursuant to this Settlement Agreement and related plan or Chapter 7 and (iii) schemes of arrangement or winding up) are completed to the reasonable satisfaction of the 1990 Trustees; and

(d) alternatively to (c), that such other steps not inconsistent with the terms of this Agreement as may be agreed between the Debtors and the Trustees are completed to the reasonable satisfaction of the Trustees.

ARTICLE VI.

VAT

SECTION 6.1. VAT Reimbursement Generally. The Debtors shall use reasonable efforts to apply for and obtain reimbursement of VAT respecting the Pension Schemes’ costs.

SECTION 6.2. Pre-Effective Date Expenses. The Debtors agree that all VAT reimbursed with respect to pre-Effective Date expenses shall be promptly paid within five (5) Business Days of receipt of reimbursement to the respective Pension Scheme (or within three (3) Business Days of entry of the Settlement Approval Order for any VAT reimbursement heretofore collected but not paid), and the Pension Schemes agree that such amount will be deducted from the respective portion of the Allowed Pension Scheme General Unsecured Claims. Offsets with respect to VAT reimbursements shall be calculated at $2.05 per pound of refund, discounted by 8.6%. For the avoidance of doubt, payment of the Pension Schemes’ Allowed Administrative Expense Claims pursuant to Section 3.1 herein shall not result in any deductions to the Allowed Pension Scheme General Unsecured Claims.

SECTION 6.3. Post-Effective Date Expenses. The Parties agree that VAT respecting post-Effective Date expenses shall be handled consistent with pre-chapter 11 practices, to the extent reasonably possible taking into account the Debtors’ post-effective date resources and corporate structure. Accordingly, during the time in which SCSL is registered with Her Majesty’s Revenue and Customs for VAT, it will use legally and commercially reasonable efforts to reclaim any VAT paid by the Trustees and promptly pay any VAT so recovered to the Trustees. For the avoidance of doubt, such recovery includes the payment of a lesser sum in respect of VAT by SCSL due to offset of input VAT against output VAT. If SCSL ceases to be so registered and another company in the SCL Group is registered for VAT, to the extent legally and commercially practicable, that company will be substituted for SCSL for the purpose of this Section.

ARTICLE VII.

CONDITIONS TO WHICH SETTLEMENT AGREEMENT IS SUBJECT

SECTION 7.1. The respective obligations of Parties to consummate the settlements contemplated by this Settlement Agreement shall be, except where otherwise noted, subject to the satisfaction of the following:

(a) Bankruptcy Court Approval. Entry of the Settlement Approval Order.

(b) Approval of Financial Support Package. The issuance by TPR of notices approving arrangements embodied in agreements executed by SCL and the Pensions Schemes, such agreements to be in a form consistent with the terms of this Agreement (and substantially in the form attached as Appendix 7.1(b) to this Settlement Agreement) pursuant to the FSDs issued against SCL.

(c) PPF Eligibility. The resolution of any debts from any Debtor or any Affiliate that is or may become due to the 1983 Scheme or the 1990 Scheme under section 75 of the UK Pensions Act 1995 in accordance with Article V herein.

(d) English Court Approval. If either Pension Scheme so requires, an order of the Chancery Division of the High Court of Justice in England determining any matter relevant to its eligibility to enter the PPF and to trigger a PPF assessment period and authorizing and directing the Trustees to give effect to this Settlement Agreement as a reasonable and proper exercise of their powers of compromise.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

SECTION 8.1. Each Party represents and warrants to the other Parties that, except as affected by the requirements of the Bankruptcy Code for approval of this Settlement Agreement, as of the date hereof and as of the date the Settlement Approval Order is entered:

(a) Validity and Enforceability. This Settlement Agreement is valid and enforceable against such Party in accordance with its terms.

(b) Authority. Each Party has taken all necessary corporate action required to authorize the execution, performance and delivery of this Settlement Agreement.

SECTION 8.2. Pending the Bankruptcy Court entering the Settlement Approval Order, the Parties will not take any action which would result in any of the representations or warranties contained herein not being true at and as of the time immediately after such action. A Party will promptly advise any other Parties of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties contained herein.

ARTICLE IX.

GENERAL COVENANTS

SECTION 9.1. Settlement Motion and Approval Order. The Parties shall take all action necessary to file and prosecute the Settlement Motion and any appropriate amendments thereto, and to obtain entry of the Settlement Approval Order by the Bankruptcy Court.

SECTION 9.2. Pension Schemes’ Surplus. If there is a winding-up of a Pension Scheme, any surplus in such Pension Scheme which might remain on the winding up of the relevant Pension Scheme once the existing benefits of members have been secured in full shall be allocated in accordance with current Scheme Rules (e.g., 50% in the case of the 1983 Scheme and 100% in the case of the 1990 Scheme). The applicable Parties shall take all reasonable efforts to cooperate on resolving any technical difficulties encountered in moving funds that remain on the winding up of a Pension Scheme, including, but not limited to, agreeing to an assignment or other mechanics.

SECTION 9.3. Financial Support Package. In response to the FSD issued by the Determinations Panel of the TPR, SCL and the Pension Schemes shall enter into an agreement or agreements in the agreed form (and substantially in the form attached as Appendix 7.1 (b) to this Settlement Agreement) as soon as reasonably practicable after the entry of the Settlement Approval Order, and the Debtors’ shall propose and the Pension Schemes shall support such agreed form agreement or agreements as being adequate financial support pursuant to the FSD issued against SCL.

SECTION 9.4. Stay of Claims Objection. To the extent the Bankruptcy Court has not conclusively resolved the SCL Committee’s claims objections and/or discovery requests, pending approval of the Settlement Motion, the Debtors shall continue to advocate for a stay of the SCL Committee’s discovery requests and continue to seek to have the SCL Committee’s objection to the Pension Schemes’ claims overruled; provided, however, that in connection with this Settlement Agreement, the SCSL Committee and the Pension Schemes are not requesting that the Debtors seek to stay any discovery related to this Settlement Motion itself.

SECTION 9.5. SCSL Committee Existence. Without limiting the rights of the U.S. Trustee in any regard, the SCSL Committee shall continue in existence and function through the

Effective Date of a plan, and thereafter shall continue and exist and function to the same extent as the SCL Committee, if any. The SCSL Committee will work in good faith to minimize potential duplication between the SCSL Committee and the SCL Committee, including by identifying specific project areas in which the constituencies of the two committees have common interest that are adequately served by one Official Committee which acknowledges that for the specific project it owes a duty to the constituencies of both Official Committees.

SECTION 9.6. All Action Necessary; Further Assurances. Unless otherwise provided herein, each Party shall use commercially reasonable efforts to assist and cooperate with other Parties and do all things necessary, proper or advisable under Applicable Law to ensure that the conditions set forth in this Settlement Agreement are satisfied, and subject to the satisfaction of such conditions, to carry out the provisions hereof.

SECTION 9.7. Good-Faith Negotiations. The Parties shall cooperate in good-faith with respect to: (a) incorporating the terms of the Settlement Agreement, including the appropriate classification of the Pension Schemes’ Claims, into any plan proposed pursuant to section 1129 of the Bankruptcy Code; (b) minimizing the Debtors’ potential tax liabilities, if any, associated with the implementation of this Settlement Agreement; (c) agreeing to any shareholder protections and corporate governance issues for the reorganized Debtors; and (d) reducing the Equalization Claim Reserve to the extent counsel for each of the Parties reasonably agrees such reserve is not necessary to cover the Equalization Claim. The Pension Schemes’ willingness to cooperate in good faith shall not be construed as an agreement by the Trustees to: (a) maintain the Pension Schemes; or (b) accept any Plan.

SECTION 9.8. Covenants Pending Bankruptcy Court Approval. As of the date hereof, the Parties will not take any action which would result in any of the covenants contained herein becoming incapable of performance. A Party will promptly advise any other Parties of any action or event of which it becomes aware which has the effect of rendering any of such covenants incapable of performance.

ARTICLE X.

TERMINATION

SECTION 10.1. Termination of Settlement Agreement. This Settlement Agreement may be terminated and the settlements contemplated hereby abandoned:

(a) By mutual written consent of the Parties;

(b) After [June 30], 2008 by any Party hereto, upon ten Business Days’ written notice to the other Parties hereto, if the Bankruptcy Court does not enter the Settlement Approval Order prior to the expiration of such ten Business Day period;

(c) By any Party hereto, upon ten Business Days’ written notice to the other Parties hereto if any of the conditions to consummation of the Settlement Agreement set forth in Article VII become incapable of being satisfied; or

(d) By the Pension Schemes or the Debtors, upon written notice to the other Party and with provision for a reasonable opportunity to cure, for any material breach of any material obligation contained herein.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.1. Notices. Any notices or other communications hereunder or in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) addressed, as follows:

If to the SCSL Committee, to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue
New York, New York 10019
Telephone:  212-728-8000
Facsimile:  212-728-8111
Attention:  Marc Abrams, Esq.

If to the 1983 Scheme, to:

Debevoise & Plimpton LLP

919 Third Avenue
New York, New York 10022
Telephone:  212-909-6000
Facsimile:  212-728-6836
Attention:  Steven R. Gross, Esq.

If to the 1990 Scheme, to:

Sonnenschein Nath & Rosenthal LLP

1221 Avenue of the Americas
New York, New York 10020
Telephone:  212-768-6700
Facsimile:  212-768-6800
Attention:  D. Farrington Yates, Esq.

If to the Debtors, to:

Kirkland & Ellis LLP

200 E. Randolph Drive
Chicago, Illinois 60601
Telephone:  312-861-2000
Facsimile:  312-861-2200
Attention:  David L. Eaton, Esq. and

Kirkland & Ellis International LLP

30 St Mary Axe
London, England EC3A 8AF
Telephone:  +44-207-469-2000
Facsimile:  +44-207-469-2001
Attention:  Lyndon E. Norley, Esq.

or such other address as shall be furnished in writing pursuant to these notice provisions by any Party. A notice of change of address shall not be deemed to have been given until received by the addressee.

SECTION 11.2. Headings. The descriptive headings of the several sections of this Settlement Agreement are inserted for convenience of reference only and do not constitute a part of this Settlement Agreement, nor in any way affect the interpretation of any provisions hereof.

SECTION 11.3. Applicable Law. This Settlement Agreement shall be governed in all respects, including validity, interpretation and effect, by the Bankruptcy Code and the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except to the extent such principles would deem the application of the law of England and Wales, in which case such principles shall be given effect.

SECTION 11.4. Counterparts. This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 11.5. Entire Agreement; Amendments and Waivers. This Settlement Agreement including the Schedules and Appendices and all matters contemplated thereunder constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties. Except as set forth herein, no Party makes any representation or warranty, express or implied, to the other Parties with respect to this Settlement Agreement or the transactions contemplated hereby. Except as set forth herein, no supplement, modification or waiver of this Settlement Agreement shall be binding unless the same is executed in writing each Party, approved by the Bankruptcy Court and, if necessary, approved by an English court of appropriate jurisdiction. No waiver of any of the provisions of this Settlement Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

SECTION 11.6. Jurisdiction. The Bankruptcy Court shall retain non-exclusive jurisdiction to enforce the terms of this Settlement Agreement and to decide any claims or disputes which may arise or result from any breach or default hereunder. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall preclude the parties to the agreement or agreements in the agreed form (and substantially in the form attached as Appendix 7.1 (b) to this Settlement Agreement) from consenting to the jurisdiction of the courts of England and Wales.

SECTION 11.7. Reservations of Rights.

(a) Except as expressly set forth in this Settlement Agreement (including, without limitation, the agreed treatment of the Allowed Pension Scheme General Unsecured Claims set forth in Article 2 hereof), the Pension Schemes and the SCSL Committee reserve all rights regarding the classification or rights of the Pension Schemes’ Claims vis-à-vis the Bondholder Claims under a plan proposed and confirmed pursuant to section 1129 of the Bankruptcy Code or with respect to any distributions of property of the Debtors’ estates to prepetition unsecured creditors made pursuant to section 726 of the Bankruptcy Code by a trustee appointed under chapter 7 of the Bankruptcy Code, or with respect to other objections to any Plan proposed by or involving the Debtors.

(b) In the event that TPR does not issue a notice approving a financial support package (as described in Sections 7.1 and 9.3 herein), or TPR takes any action or pursues any regulatory proceedings against any member of the SCL Group (other than issuance of an FSD against SCL), the Debtors reserve all rights with respect to any such action or proceedings including any Contribution Notice.

SECTION 11.8. Trustee Appointment. If a trustee is appointed in me Bankruptcy Cases pursuant to chapters 7 or 11 of the Bankruptcy Code, the Settlement Agreement shall be binding on such trustee in its entirety.

SECTION 11.9. Specific Performance. Each Party acknowledges that the other Parties would be irreparably damaged if this Settlement Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each Party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Settlement Agreement and to enforce specifically this Settlement Agreement, without the necessity of posting a bond, in addition to any other remedy to which such Party may be entitled, at law, in equity or pursuant to this Settlement Agreement.

SECTION 11.10. Counting. If the due date for any action to be taken under this Settlement Agreement (including the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

SECTION 11.11 Interpretation.

(a) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefore and all regulations and statutory instruments issued thereunder or pursuant thereto.

(b) All reference to “$” and dollars shall refer to United States currency.

(c) All reference to “£” and pounds shall refer to United Kingdom currency.

SECTION 11.12. Preparation of this Settlement Agreement. Each Party hereby acknowledges that: (a) it has jointly and equally participated in the drafting of this Settlement Agreement; (b) it has been adequately represented and advised by legal counsel with respect to this Settlement Agreement, and the transactions contemplated hereby; and (c) no presumption shall be made that any provision of this Settlement Agreement shall be construed against any Party by reason of such role in the drafting of this Settlement Agreement.

IN WITNESS WHEREOF, this Settlement Agreement has been duly executed and delivered by the duly authorized officers of the Debtors, the Pension Schemes, and the SCSL Committee as of the date first above written.

SEA CONTAINERS LTD.

By:
Name:
Title:

SEA CONTAINERS SERVICES LIMITED

By:
Name:
Title:

SEA CONTAINERS CARIBBEAN, INC.

By:
Name:
Title:

CAPITA ATL PENSION TRUSTEES LIMITED FOR THE SEA CONTAINERS 1983 PENSION SCHEME:

By:
Name:
Title:

ROBERT GEORGE FINCH:

By:
Name:
Title:

IAN FRANK WHITEMAN:

By:
Name:
Title:

DAVID JOHN MELLIS:

By:
Name:
Title:

BRIAN ERNEST BENNETT:

By:
Name:
Title:

CAPITA ATL PENSION TRUSTEES LIMITED FOR THE SEA CONTAINERS 1990 PENSION SCHEME:

By:
Name:
Title:

DAVID STOCKS:

By:
Name:
Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF SEA CONTAINERS SERVICES LIMITED

By:
Name:
Title:

APPENDIX 7.1(b)

Dated                      2008

SEA CONTAINERS LTD

Agreement

to provide financial support

to the Sea Containers 1983 Pension

Scheme and the Sea Containers

1990 Pension Scheme

[GRAPHIC]

29 Ludgate Hill
London EC4M 7NX
Tel: 020 7329 6699
Fax: 020 7248 0552

SEA CONTAINERS LTD

Agreement to provide financial support to the Sea Containers 1983 Pension Scheme and the Sea Containers 1990 Pension Scheme

DATE	2008

PARTIES

(1)       SEA CONTAINERS LTD whose registered office is at Cannon’s Court, 21 Victoria Street, Hamilton, HM12, Bermuda (“the Company”)

(2)       Sea Containers Services Ltd whose registered office is at 20 Upper Ground, London SE1 9PF (“SCSL”)

(3)       [Insert details of the trustees of the 1983 Scheme] (“the 1983 Trustees”)

(4)       [Insert details of the trustees of the 1990 Scheme] (“the 1990 Trustees”)

INTRODUCTION

(A)     SCSL is a wholly owned subsidiary of the Company.

(B)      SCSL is the principal employer of two retirement benefit schemes (together “the Schemes”), namely:

a)        the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) which was established by [         ]; and

b)        the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) which was established by [          ].

(C)      On 15 October 2006, the Company and SCSL each commenced a case (together, the “Bankruptcy Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

(D)                Each of the Schemes have filed claims against the Company and SCSL in the Bankruptcy Cases.

(E)                  On 5 February 2008, the Pensions Regulator issued Financial Support Directions pursuant to section 43 of the Pensions Act 2004 (“the Directions”) in respect of each of the 1983 Scheme and the 1990 Scheme, requiring the Company to put in place financial support for the respective Scheme, in the form of arrangements which are (inter alia) capable of being approved by the Pensions Regulator.

(F)                  In connection with the Bankruptcy Cases and in anticipation of the Directions, but subject to the approval of the Bankruptcy Court, the parties agreed terms for the settlement of their claims (“the Settlement”) in the Bankruptcy Cases.

(G)                 On 18 February 2008, the Company and SCSL filed a motion with the Bankruptcy Court for an order approving the Settlement.

(H)                On [May 2008,] the Bankruptcy Court entered an order (“the Order”) approving the Settlement, a copy of which is set out in the schedule to this agreement.

(I)                     The parties wish to enter into a legally enforceable agreement for the Company to provide the financial support required by the Directions on the terms set out in the Order, but in a form capable of approval by the Pensions Regulator

OPERATIVE TERMS

(1)                   The Company and SCSL jointly and severally covenant with the 1983 Trustees and as a separate covenant with the 1990 Trustees to:

(a)                     give effect to the Order; and

(b)                    enter into and perform the Settlement on the terms of the Order whereby each Party shall use commercially reasonable efforts to assist and cooperate with other Parties and do all things necessary, proper or advisable to ensure that the conditions set forth in the Settlement are satisfied, and subject to the satisfaction of such conditions, to carry out the provisions hereof.

(2)       The Company shall immediately notify the 1993 Trustees and the 1990 Trustees in writing of any report it makes to the Pensions Regulator, under paragraph 8 of the respective Directions, of events set out in regulation 4 of the Pensions Regulator (Financial Support Directions etc) Regulations 2005 (SI 2005 No. 2188).

(3)       This agreement is governed by and shall be interpreted in accordance with the laws of England and the parties submit to the exclusive jurisdiction of the English courts save that nothing contained in this agreement shall prevent the 1983 Trustees or the 1990 Trustees from bringing proceedings in another court of competent jurisdiction.